SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 6, 2017

One Horizon Group, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

T1-017 Tierney Building, University of Limerick, Limerick, Ireland.

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+353-61-518477

 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 28, 2017, One Horizon Group, Inc. (the “Company”)  received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications Staff (the “Staff”) stating that the Staff has determined, unless the Company timely requests an appeal of the Staff’s determination, before Nasdaq’s Hearing Panel (the “Panel”), by March 7, 2017, to delist the Company’s common stock from the Nasdaq Capital Market because the Company is not in compliance with the $1.00 minimum bid price requirement (the “Minimum Bid Price”) for continued listing set forth in the Nasdaq Listing Rule 5550(a)(2).

The Company filed a request for a hearing before the Panel, on March 2, 2017, which request will stay any delisting or suspension action by the Staff pending the issuance of the Panel’s decision and the expiration of any extension granted by the Panel.

On March 3, 2017, the Staff informed the Company that they were granted a hearing to be held on April 20, 2017 (the “Hearing”). As such, the delisting action, referenced above, has been stayed, pending a final written decision by the Panel at the Hearing.

At the Hearing, the Company will present its plan to regain compliance with the Minimum Bid Price by effecting a reverse stock split. On March 3, 2017, the Company filed a preliminary proxy statement with the Securities and Exchange Commission in connection with the annual meeting of stockholders (the “Annual Meeting”) to be held on April 3, 2017.  One of the proposals being submitted to a vote of the stockholders at the Annual Meeting is the approval of a 6 to 1 reverse stock split of all of the issued and outstanding shares of the Company’s common stock. Management believes that effecting the reverse stock split will allow the Company’s common stock to regain compliance with Nasdaq Listing Rule 5550(a)(2), which should allow the Company’s common stock to continue to trade on the Nasdaq Capital Market. Assuming the reverse stock split proposal is approved by the Company’s stockholders, the Company’s board of directors currently intends to effect the reverse stock split, unless it determines that doing so would not have the desired effect of satisfying the Minimum Bid Price requirement.

The Company previously disclosed in a Current Report on Form 8-K, filed on March 2, 2016, that the Staff notified the Company that it no longer satisfied the Minimum Bid Price and had been provided a 180-calendar day grace period, or until August 29, 2016, to regain compliance. On August 30, 2016, the Company disclosed in a Current Report on Form 8-K that it was provided an additional 180 calendar day extension, or until February 27, 2017, to demonstrate compliance. The Company did not evidence compliance with the Minimum Bid Price by that date.

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws. There can be no assurance that following the hearing, the Panel will determine to continue to allow the listing of the Company’s common stock on the Nasdaq or that the Company will be able to evidence compliance with the applicable listing criteria within the period of time, if any, that may be granted by the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: March 6, 2017	By:	/s/ Brian Collins
Brian Collins
Chief Executive Office and President